Exhibit 10.1

ImmunoGen, Inc.

Compensation Policy for Non-Employee Directors

Objective

It is the objective of ImmunoGen to compensate non-employee Directors in a manner which will enable recruitment and retention of highly qualified Directors and fairly compensate them for their services as a Director.

Cash Compensation

Annual meeting fee for non-employee Directors:		$35,000 per annum, paid quarterly

Additional annual fees:

(a)	Lead Director / Chairman of the Board:(1)	$30,000 per annum, paid quarterly

(b)	Chairman of the Audit Committee:	$15,000 per annum, paid quarterly

(c)	Chairman of the Compensation Committee:	$9,000 per annum, paid quarterly

(d)	Chairman of the G&N Committee:	$9,000 per annum, paid quarterly

(e)	Other members of the Audit Committee	$8,000 per annum, paid quarterly

(f)	Other members of the Compensation Committee	$5,000 per annum, paid quarterly

(g)	Other members of the G&N Committee	$5,000 per annum, paid quarterly

Directors are entitled to be reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings during their tenure as a Director.  Any reimbursement in one calendar year shall not affect the amount that may be reimbursed in any other calendar year and a reimbursement (or right thereto) may not be exchanged or liquidated for another benefit or payment.  Any business expense reimbursements subject to Section 409A of the Internal Revenue Code of 1986 shall be made no later than the end of the calendar year following the calendar year in which such business expense is incurred by the Director.

Quarterly payments shall be paid in arrears within 30 days following the end of each calendar quarter.(2)  A non-employee Director may elect to receive any or all of his or her cash compensation in the form of deferred stock units (“DSUs”) having an aggregate Fair Market Value equal to the amount deferred, measured on the date of grant which shall be the last day of

(1)          Payable to non-employee Chairman of the Board only.

(2)          Quarterly payments will be appropriately pro-rated for Directors who retire, resign or are otherwise removed from the Board prior to the end of a calendar quarter.

the calendar quarter for which the retainer is being paid.  All elections as to form of payment shall be made annually by December 31st of the year prior to service which election shall be effective for all payments to be made in the following calendar year.  New non-employee Directors shall make their elections within 30 days of their initial appointment or election to the Board of Directors for all payments to be made in that calendar year.  Any such election shall be prospective only for compensation attributable to services performed after the effective date of such election and any amounts covered by such election shall be prorated as necessary.  Each non-employee Director shall be deemed to have elected to receive payments in cash for payments in periods prior to any such election or if no timely election shall have been made.  Notwithstanding the foregoing, a previous election made by a non-employee Director pursuant to the 2004 Non-Employee Director Compensation Deferred Share Unit Plan or under this policy shall remain in effect for subsequent calendar years until it is changed by the completion, signature and delivery to the Company of a new election form, in accordance with the terms of this policy.

Upon making such election, DSUs shall be granted as described above without any further action by the Compensation Committee.  These awards are fully vested as to all of the issued DSUs on the date of grant.

Equity Compensation (effective November 16, 2010)

1.             Deferred Stock Units.

(a)  Initial Grant.  New non-employee Directors will automatically be granted, without any further action by the Compensation Committee, DSUs having an aggregate fair market value of $65,000 (rounded down to the nearest whole share), measured on the date of grant which shall be the date of their initial election or appointment to the Board.  This award will vest pro rata, on a quarterly basis over a three-year period, as to eight and one-third percent (8-1/3%) of the issued DSUs (rounded down to the nearest whole share) per quarter with the first vesting date to be the date that is the first day of the third month following the month in which the date of grant occurs.

(b)  First Anniversary Grant.  On the first anniversary of a non-employee Director’s initial election to the Board, such non-employee Director will automatically be granted, without any further action by the Compensation Committee, a number of DSUs having an aggregate fair market value of $30,000 (rounded down to the nearest whole share), measured on the date of grant which shall be the date of such first anniversary and pro-rated based on the number of whole months (the “Monthly Amount”) remaining between the first day of the month in which such first anniversary date occurs and the first October 31 following the date of grant.  This award will vest on the same schedule as the Continuing Director Grants awarded pursuant to paragraph 1(c) below (provided that in all cases the last vesting date of a First Anniversary Grant shall be the first November 1 following the date of grant).  The number of issued DSUs that shall vest on any particular date shall be equal to the number of months in each vesting period based on the Monthly Amount calculation.(3)

(3)          For example, if an award is granted on April 15, the amount of the award will be 7/12 of the full-year award (April through October) and such award will vest on May 1 as to 1/12 of the full-year award, August 1 as to 3/12 of the full-year award and November 1 as to 3/12 of the full-year award.

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(c)  Continuing Director Grants.  After receiving a First Anniversary Grant under paragraph (b), non-employee Directors will automatically be granted, on an annual basis and without further action by the Compensation Committee, DSUs having an aggregate fair market value of $30,000 (rounded down to the nearest whole share), measured on the date of grant which shall be the earlier of the date of ImmunoGen’s annual meeting of shareholders or November 20 of the applicable year.  These awards will vest pro rata, on a quarterly basis over a one-year period, as to twenty-five percent (25%) of the issued DSUs (rounded down to the nearest whole share) per quarter on each of February 1, May 1, August 1 and November 1 following the date of grant.  If a non-employee director receives a First Anniversary Grant under paragraph 1(b) above between November 1 and November 20 of any year, then such non-employee Director will not be eligible to receive a Continuing Director Grant under this paragraph 1(c) for that year.(4)

(d)  Terms of Grant.  All DSU awards to non-employee Directors under this policy are granted under the 2006 Employee, Director and Consultant Equity Incentive Plan (the “2006 Plan”), and are subject to the terms and conditions set forth in the 2006 Plan and the form of Deferred Stock Unit Agreement attached hereto as Exhibit A.  All capitalized terms that are not defined herein shall have the meanings set forth in the 2006 Plan.

2.             Stock Options.

(a)  Annual Stock Option Grants.  Non-employee Directors will automatically be granted, on an annual basis and without further action by the Compensation Committee, stock option awards having a grant date fair value of $30,000 using the Black-Scholes option pricing model (rounded down to the nearest whole share) measured on the date of grant, which shall be the earlier of the date of ImmunoGen’s annual meeting of shareholders or November 20 of the applicable year.  These awards (i) will be granted with an exercise price equal to the Fair Market Value of the Common Stock on the date of grant, (ii) will vest pro rata, on a quarterly basis over a one-year period, as to twenty-five percent (25%) of the number of shares covered by such awards (rounded to the nearest whole share) per quarter on each of February 1, May 1, August 1 and November 1 following the date of grant, and (iii) will expire on the tenth (10th) anniversary of the date of grant.  If a non-employee Director receives an Off-Cycle Initial Grant under paragraph (b) below between November 1 and November 20 of any year, then such non-employee Director will not be eligible to receive an Annual Stock Option Grant under this paragraph (a) for that year.(5)

(b)  Off-Cycle Initial Grants.  If a non-employee Director is first elected to the Board other than at an annual meeting of shareholders, such non-employee Director will automatically be granted, without further action by the Compensation Committee, a stock option award having

(4)          Any Director who transitions from an employee director to a non-employee Director without a break in service shall not be eligible to receive an award of DSUs under paragraphs 1(a) or 1(b), but shall be eligible to receive awards under paragraph 1(c), beginning with the first annual meeting of shareholders on or after the date on which such Director ceases to be an employee of the Company.

(5)          Any Director who transitions from an employee to a non-employee Director without a break in service shall not be eligible to receive a stock option award under paragraph 2(b), but shall be eligible to receive awards under paragraph 2(a), beginning with the first annual meeting of shareholders on or after the date on which such Director ceases to be an employee of the Company.

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a grant date fair value of $30,000, pro-rated based on the number of whole months (the “Monthly Amount”) remaining between the first day of the month in which such first election occurs and the first October 31 following the date of grant, which shall be the date of their initial election to the Board, using the Black-Scholes option pricing model (rounded down to the nearest whole share) measured on the date of grant.  This award (i) will be granted with an exercise price equal to the Fair Market Value of the Common Stock on the date of grant, and (ii) will vest on the same schedule as the Annual Stock Option Grants awarded pursuant to paragraph 2(a) above (provided that in all cases the last vesting date of an Off-Cycle Initial Grant shall be the first November 1 following the date of grant).  The number of shares as to which an Off-Cycle Initial Grant will vest on any particular date shall be equal to the number of months in each vesting period based on the Monthly Amount calculation.(6)  This award will expire on the tenth (10th) anniversary of the date of grant.

(c)  Terms of Grant.  All stock option awards to non-employee Directors under this policy are granted under the 2006 Plan, and are subject to the terms and conditions set forth in the 2006 Plan and the form of Stock Option Agreement attached hereto as Exhibit B.  All capitalized terms that are not defined herein shall have the meanings set forth in the 2006 Plan.

Approved by the Board of Directors: September 22, 2010

(6)          For example, if an award is granted on April 15, the amount of the award will be 7/12 of the full-year award (April through October) and such award will vest on May 1 as to 1/12 of the full-year award, August 1 as to 3/12 of the full-year award and November 1 as to 3/12 of the full-year award.

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EXHIBIT A

DIRECTOR DEFERRED STOCK UNIT AWARD AGREEMENT

UNDER THE IMMUNOGEN, INC.
2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN AND
THE COMPENSATION POLICY FOR NON-EMPLOYEE DIRECTORS

Name of Grantee:
No. of Deferred Stock Units Granted:
Grant Date:

Pursuant to the ImmunoGen, Inc. 2006 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) and the Compensation Policy for Non-Employee Directors in effect on the date hereof, ImmunoGen, Inc. (the “Company”) hereby grants a deferred stock unit award consisting of the number of deferred stock units listed above (an “Award”) to the Grantee named above.  Each deferred stock unit shall relate to one share of Common Stock, par value $.01 per share (the “Stock”) of the Company, subject to the restrictions and conditions set forth herein and in the Plan.

1.             Restrictions on Transfer of Award.  The Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, until (i) the deferred stock units have vested as provided in Section 2 of this Agreement, (ii) the Grantee shall have ceased to be a member of the Company’s Board of Directors for any reason and (iii) shares of Stock have been issued pursuant to Section 4 of this Agreement.

2.             Vesting of Award.  The Award shall vest in accordance with the schedule set forth below, provided in each case that the Grantee is then, and since the Grant Date has continuously been, a member of the Company’s Board of Directors.

Incremental (Aggregate) Number of Deferred Stock Units Vested	Vesting Date
[Quarterly over one year]

Notwithstanding the foregoing, all unvested deferred stock units shall vest immediately prior to the occurrence of a Change of Control (as defined in the Plan).

3.             Forfeiture.  In the event the Grantee ceases to be a member of the Company’s Board of Directors prior to the applicable vesting dates, all deferred stock units that have not vested as of the Grantee’s cessation of service on the Board of Directors shall be immediately forfeited to the Company.

4.             Receipt of Shares of Stock.

(a)           Within 30 days following the date on which the Grantee ceases to be a member of the Company’s Board of Directors for any reason, the Company shall issue to the Grantee in book entry form the number of shares of Stock equal to the number of vested deferred stock units pursuant to Section 2 of this Agreement in satisfaction of the Award.

(b)           In each instance above, the issuance of shares of Stock shall be subject to the payment by the Grantee by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 7 of this Agreement.  The Grantee understands that once shares have been delivered by book entry to the Grantee in respect of the deferred stock units, the Grantee will be free to sell such shares of Stock, subject to applicable requirements of federal and state securities laws.

(c)           Until such time as shares of Stock are issued to the Grantee pursuant to Section 4(a) the Grantee shall have no rights as a stockholder with respect to any shares of Stock underlying the Award, including, but not limited to any voting rights, provided however, that when and if any cash dividends or other distributions are paid with respect to the shares of Stock underlying the Award such amounts shall accrue and be converted into additional deferred stock units based on the Fair Market Value of the common stock on any such dividend payment or distribution date (with any such fractions of deferred stock units computed to four decimal places rounded down) and any such additional deferred stock units shall be subject to the same conditions and restrictions as are the deferred stock units with respect to which they were paid.

(d)           If any of the benefits or the delivery of shares of Stock set forth in this Award or the Plan are deferred compensation under Section 409A of the Code, any termination of services triggering payment of such benefits must constitute a “separation from service” under Section 409A of the Code before, subject to subsection (e) below, distribution of such benefits can commence or the delivery of shares of Stock can occur.   For purposes of clarification, this paragraph shall not cause any forfeiture of benefits on the part of the Grantee, but shall only act as a delay until such time as a “separation from service” occurs.

(e)           Notwithstanding anything to the contrary herein or in the Plan, if the Grantee is a “key employee” (as defined in Section 409A of the Code) as of the date the Grantee ceases to be a member of the Company’s Board of Directors, any issuance of Stock upon a termination of services shall, to the extent this requirement of Section 409A of the Code is applicable to this Award, be delayed to the extent necessary to avoid the imposition of excise taxes or other penalties under Section 409A of the Code until the date which is the first business day after six (6) months have elapsed since the Grantee is no longer providing service for any reason other than death.

5.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in paragraphs 4 and 24 of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.  The Grantee acknowledges receipt of a copy of the Plan.

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6.             Transferability of this Agreement.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.             Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. Any reduction in accordance with the foregoing shall, to the extent applicable, be effected in accordance with Section 409A of the Code and Treasury Regulation Sections 1.409A-3(j)(4)(vi) or 1.409A-3(j)(4)(xi).

8.             No Guarantee of Tax Consequences.  The Company makes no guarantee of any tax consequences associated with this Award.

9.             Notice.  Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

10.           Continuation of Service.  The Award does not confer upon the Grantee any rights with respect to continuation of service as a director of the Company.

11.           Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

12.           Data Privacy.  By entering into this Agreement, the Grantee:  (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the issuance of the Award and the grant of shares of Stock and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

13.           Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IMMUNOGEN, INC.

By:
Title:

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The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

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EXHIBIT B

Form of Director Option Agreement

IMMUNOGEN, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

AGREEMENT made as of the      day of                       20  , between ImmunoGen, Inc. (the “Company”), a Massachusetts corporation, and                       (the “Non-Employee Director”).

WHEREAS, the Company desires to grant to the Non-Employee Director an Option to purchase shares of its common stock, $.01 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2006 Employee, Director and Consultant Equity Incentive Plan (the “Plan”);

WHEREAS, the Company and the Non-Employee Director understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Non-Employee Director each intend that the Option granted herein shall be a Non-Qualified Option.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.                                       GRANT OF OPTION.

The Company hereby grants to the Non-Employee Director the right and option to purchase all or any part of an aggregate of                       Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference.  The Non-Employee Director acknowledges receipt of a copy of the Plan.

2.                                       PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be $      per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”).  Payment shall be made in accordance with Paragraph 9 of the Plan.

3.                                       EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as follows:

Incremental (Aggregate) Number of Shares Vested	Vesting Date
[Quarterly over one year]

Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan) all of the Shares which are not then vested under this Option shall become fully vested and immediately exercisable as of the date of the Change of Control including, but not limited to, pursuant to a Corporate Transaction that also constitutes a Change of Control pursuant to Section 24(b) of the Plan unless this Option prior to the date of the Change of Control has expired or been terminated pursuant to its terms or the terms of the Plan.

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

4.                                       TERM OF OPTION.

The Option shall terminate ten years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Non-Employee Director ceases to be a director of the Company (for any reason other than the death or Disability of the Non-Employee Director or termination of the Non-Employee Director for Cause (as defined in the Plan)), the Option may be exercised, if it has not previously terminated, within one year after the date the Non-Employee Director ceases to be a director of the Company, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter.  In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of service.

In the event the Non-Employee Director’s service is terminated by the Company or an Affiliate for Cause (as defined in the Plan), the Non-Employee Director’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Non-Employee Director is notified his or her service is terminated for Cause, and this Option shall thereupon terminate.  Notwithstanding anything herein to the contrary, if subsequent to the Non-Employee Director’s termination, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Non-Employee Director’s termination, the Non-Employee Director engaged in conduct which would constitute Cause, then the Non-Employee Director shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Non-Employee Director, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Non-Employee Director’s termination of service or, if earlier, within the term originally prescribed by the Option.  In such event, the Option shall be exercisable:

(a)                                  to the extent that the Option has become exercisable but has not been exercised as of the date of Disability; and

(b)                                 in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Non-Employee Director not become Disabled.  The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

In the event of the death of the Non-Employee Director while a director of the Company, the Option shall be exercisable by the Non-Employee Director’s Survivors within one year after the date of death of the Non-Employee Director or, if earlier, within the originally prescribed term of the Option.  In such event, the Option shall be exercisable:

(x)                                   to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)                                 in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Non-Employee Director not died.  The proration shall be based upon the number of days accrued in the current vesting period prior to the Non-Employee Director’s date of death.

5.                                       METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto.  Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option.  Payment of the purchase price for such Shares shall be made in accordance with Paragraph 9 of the Plan.  The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws).  The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Non-Employee Director and if the Non-Employee Director shall so request in the notice exercising the Option, shall be registered in the name of the Non-Employee Director and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option.  In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Non-Employee Director, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.                                       PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.                                       NON-ASSIGNABILITY.

The Option shall not be transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.  However, the Non-Employee Director, with the approval of the Administrator, may transfer the Option for no consideration to or for the benefit of the Non-Employee Director’s Immediate Family (including, without limitation, to a trust for the benefit of the Non-Employee Director’s Immediate Family or to a partnership or limited liability company for one or more members of the Non-Employee Director’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.  Except as provided in the previous sentence, the Option shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director (or, in the event of legal incapacity or incompetency, by the Non-Employee Director’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void. The term “Immediate Family” shall mean the Non-Employee Director’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Non-Employee Director.)

8.                                       NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Non-Employee Director shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Non-Employee Director.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.                                       ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.                                 TAXES.

The Non-Employee Director acknowledges that upon exercise of the Option the Non-Employee Director will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement.  The Non-Employee Director acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Non-Employee Director’s responsibility.

The Non-Employee Director agrees that the Company may withhold from the Non-Employee Director’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Non-Employee Director on exercise of the Option.  The Non-Employee Director further agrees that, if the Company does not withhold an amount from the Non-Employee Director’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Non-Employee Director will reimburse the Company on demand, in cash, for the amount under-withheld.

11.                                 PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a)                                  The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)                                 If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.  Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.                                 RESTRICTIONS ON TRANSFER OF SHARES.

12.1         The Non-Employee Director agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Non-Employee Director is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 90 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”).  Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions.  Notwithstanding whether the Non-Employee Director has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

12.2         The Non-Employee Director acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Non-Employee Director any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination in service of the Non-Employee Director by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

13.                                 NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by the Plan or this Option obligated to continue the Non-Employee Director as a director of the Company.  The Non-Employee Director acknowledges:  (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that the Non-Employee Director’s participation in the Plan is voluntary;  and (iv) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.                                 NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

ImmunoGen, Inc.

Attn: Finance

830 Winter Street

Waltham, MA  02451

If to the Non-Employee Director:

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.                                 GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

16.                                 BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.                                 ENTIRE AGREEMENT.

This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

18.                                 MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

19.                                 WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.           DATA PRIVACY.

By entering into this Agreement, the Non-Employee Director:  (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Non-Employee Director has hereunto set his or her hand, all as of the day and year first above written.

ImmunoGen, Inc.

By:
Name
Title

Non-Employee Director

Exhibit A

NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

TO:         ImmunoGen, Inc.

Ladies and Gentlemen:

I hereby exercise my Non-Qualified Stock Option to purchase             shares (the “Shares”) of the common stock, $.01 par value, of ImmunoGen, Inc. (the “Company”), at the exercise price of $           per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated                              , 20  .

I understand the nature of the investment I am making and the financial risks thereof.  I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and                                                 , as joint tenants with right of survivorship,

at the following address:

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Non-Employee Director (signature)

Print Name

Date

Social Security Number